UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2013

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-9894	Alliant Energy Corporation (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265

1-4117	Interstate Power and Light Company (an Iowa corporation) Alliant Energy Tower Cedar Rapids, Iowa 52401 Telephone (319) 786-4411	42-0331370

0-337	Wisconsin Power and Light Company (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-0714890

This combined Form 8-K is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 29, 2013, the Boards of Directors (the “Boards”) of Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company (collectively, the “Company”) appointed Susan D. Whiting, 56, as a member of the Boards effective July 29, 2013.

Ms. Whiting will serve on the Compensation and Personnel Committee and the Safety, Environmental, Policy and Operations Committee of each Board. She will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices as described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 3, 2013.

Ms. Whiting has spent her career at Nielsen, beginning in 1978 as part of the company’s management training program. Since then, Ms. Whiting has held various management positions at the company, including Executive Vice President, Chair of Nielsen’s global media business, and President and Chief Executive Officer of Nielsen’s U.S. television and advertising business. She became Vice Chair in 2008, expanded her portfolio to include Chief Diversity Officer in 2010 and she also serves on Nielsen’s Executive Council. Nielsen is a leading global provider of information and insights into what consumers watch and buy.

Ms. Whiting will stand for election at the Company’s 2014 Annual Meeting of Shareowners as a nominee for director to serve for a three-year term expiring in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: July 29, 2013	By:	/s/ James H. Gallegos
James H. Gallegos
Vice President and General Counsel

INTERSTATE POWER AND LIGHT COMPANY

Date: July 29, 2013	By:	/s/ James H. Gallegos
James H. Gallegos
Vice President and General Counsel

WISCONSIN POWER AND LIGHT COMPANY

Date: July 29, 2013	By:	/s/ James H. Gallegos
James H. Gallegos
Vice President and General Counsel